UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Marathon Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

October 15, 2025

Dear Fellow Stockholder:

We cordially invite you to attend the 2025 Annual Meeting of Stockholders of Marathon Bancorp, Inc. The Annual Meeting will be held at Marathon Bank, located at 500 Scott Street, Wausau, Wisconsin on November 18, 2025, at 9:00 a.m., local time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the annual meeting we will also report on the operations of Marathon Bancorp, Inc. Also enclosed for your review is our Annual Report for the year ended June 30, 2025, which contains information concerning our activities and operating performance. Our directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.

The business to be conducted at the annual meeting consists of the election of directors and the ratification of the appointment of Bonadio & Co., LLP as our independent registered public accounting firm for the year ending June 30, 2026. The Board of Directors has determined that the matters to be considered at the annual meeting are in the best interest of Marathon Bancorp, Inc. and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card or vote via the Internet or by mobile device as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the annual meeting. Your vote is important, regardless of the number of shares that you own.

Our Proxy Statement and the 2025 Annual Report are available at www.cstproxy.com/marathon/2025.

Sincerely,

Nicholas W. Zillges
President and Chief Executive Officer

Marathon Bancorp, Inc.

500 Scott Street

Wausau, Wisconsin 54403

(715) 845-7331

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On November 18, 2025

Notice is hereby given that the 2025 Annual Meeting of Stockholders of Marathon Bancorp, Inc. will be held at 500 Scott Street, Wausau, Wisconsin on November 18, 2025 at 9:00 a.m., local time.

A Proxy Card and Proxy Statement for the annual meeting are enclosed. The annual meeting is for the purpose of considering and acting upon:

1.	the election of two directors;
2.	the ratification of the appointment of Bonadio & Co., LLP as our independent registered public accounting firm for the year ending June 30, 2026; and

such other matters as may properly come before the annual meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on the date or dates to which the annual meeting may be adjourned. Stockholders of record at the close of business on September 30, 2025 are the stockholders entitled to vote at the annual meeting, and any adjournments thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY INTERNET OR BY MOBILE DEVICE AS DIRECTED ON YOUR PROXY CARD. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE CORPORATE SECRETARY OF MARATHON BANCORP, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING. ATTENDANCE AT THE ANNUAL MEETING WILL NOT IN ITSELF CONSTITUTE REVOCATION OF YOUR PROXY.

By Order of the Board of Directors

Julie D’Acquisto
Corporate Secretary

Wausau, Wisconsin
October 15, 2025

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND MARATHON BANCORP, INC.’S ANNUAL REPORT FOR THE YEAR ENDED JUNE 30, 2025 ARE EACH AVAILABLE ON THE INTERNET AT WWW.CSTPROXY.COM/MARATHON/2025.

PROXY STATEMENT

Marathon Bancorp, Inc.

500 Scott Street

Wausau, Wisconsin 54403

(715) 845-7331

ANNUAL MEETING OF STOCKHOLDERS

November 18, 2025

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Marathon Bancorp, Inc. to be used at the Annual Meeting of Stockholders, which will be held at 500 Scott Street, Wausau, Wisconsin on November 18, 2025, at 9:00 a.m., local time, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about October 15, 2025.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Marathon Bancorp, Inc. will be voted in accordance with the directions given thereon. Please vote by Internet, mobile device, or sign and return your proxy card in the postage paid envelope provided. Where no instructions are indicated on the proxy card, signed proxies will be voted “FOR” the election of the nominees for director named herein and “FOR” the ratification of the appointment of Bonadio & Co., LLP as our independent registered public accounting firm for the year ending June 30, 2026.

Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of Marathon Bancorp, Inc. at the address shown above, by filing a duly executed proxy bearing a later date or by voting in person at the annual meeting. The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.

If you have any questions about giving your proxy or require assistance, please call Julie D’Acquisto, Corporate Secretary, at (715) 845-7331.

If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the annual meeting.

SOLICITATION OF PROXIES; EXPENSES

We will pay the cost of this proxy solicitation. Our directors, executive officers and other employees may solicit proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors, executive officers or employees for such services. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Except as otherwise noted below, holders of record of Marathon Bancorp, Inc.’s shares of common stock, par value $0.01 per share, as of the close of business on September 30, 2025 are entitled to one vote for each share then held. As of September 30, 2025, there were 2,938,698 shares of common stock issued and outstanding.

Marathon Bancorp, Inc.’s Articles of Incorporation provide that, subject to certain exceptions, record owners of Marathon Bancorp, Inc.’s common stock that is beneficially owned by a person who beneficially owns in excess of 10% of Marathon Bancorp, Inc.’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Principal Holders

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of September 30, 2025, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers is 500 Scott Street, Wausau, Wisconsin 54403. No director or executive officer has pledged Marathon Bancorp, Inc. common stock as collateral for a loan.

	Shares of Common Stock Beneficially Owned as of the Record Date (1)		Percent of Shares of Common Stock Outstanding (2)
Persons Owning Greater than 5%
Marathon Bank Employee Stock Ownership Plan Trust	254,445	(3)	8.7%
Trustee: Community Bank of Pleasant Hill, dba first Trust of MidAmerica
3500 N Village Dr. Suite 220
St. Joseph, Missouri 64506

Directors
Thomas Grimm	24,992	(4)	*
Ann M. Werth	5,115	(5)	*
Timothy R. Wimmer	16,560	(6)	*
Amy Zientara	23,424	(7)	*
Nicholas W. Zillges	104,504	(8)	3.5%

Executive Officers who are not Directors
Nora Spatz	57,777	(9)	2.0%
Michelle Knopf	25,660	(10)	*
Joy Selting-Buchberger	33,910	(11)	1.2%
Terry Cornish	34,957	(12)	1.2%
All directors and executive officers as a group (9 persons)	326,899		11.1%

*	Less than 1%.
(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Marathon Bancorp, Inc. common stock if he has or shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from September 30, 2025. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Marathon Bancorp, Inc. common stock
(2)	Based on a total of 2,938,698 shares of common stock outstanding as of September 30, 2025.
(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on September 2, 2025.
(4)	17,796 of such shares are held by a trust, 1,200 unvested shares of restricted stock and 4,198 shares that can be acquired pursuant to stock options within 60 days of September 30, 2025.
(5)	Includes 1,562 unvested shares of restricted stock and 1,498 shares that can be acquired pursuant to stock options within 60 days of September 30, 2025.
(6)	9,364 of such shares are held by a trust, 1,200 unvested shares of restricted stock and 4,198 shares that can be acquired pursuant to stock options within 60 days of September 30, 2025.
(7)	Includes 1,200 unvested shares of restricted stock and 4,198 shares that can be acquired pursuant to stock options within 60 days of September 30, 2025.
(8)	47,780 of such shares are held in the Bank’s 401(k) plan, 604 shares held in an IRA, 2,723 shares held in the employee stock ownership plan, 5,999 unvested shares of restricted stock and 20,994 shares that can be acquired pursuant to stock options within 60 days of September 30, 2025.
(9)	31,270 of such shares are held in Marathon Bank’s 401(k) plan, 1,372 shares are held by her spouse, 1,598 shares held in a trust, 1,149 shares are held as custodian for her grandchildren, 1,209 shares are held in the employee stock ownership plan, 2,812 unvested shares of restricted stock and 5,520 shares that can be acquired pursuant to stock options within 60 days of September 30, 2025.
(10)	16,349 of such shares are held in Marathon Bank’s 401(k) plan, 1,274 shares are held in the employee stock ownership plan 1,612 unvested shares of restricted stock and 4,619 shares that can be acquired pursuant to stock options within 60 days of September 30, 2025.
(11)	21,788 of such shares are held in Marathon Bank’s 401(k) plan, 1,264 shares are held in the employee stock ownership plan, 2,812 unvested shares of restricted stock and 5,520 shares that can be acquired pursuant to stock options within 60 days of September 30, 2025.
(12)	25,816 of such shares are held in Marathon Bank’s 401(k) plan, 1,478 shares are held in the employee stock ownership plan, 1,612 unvested shares of restricted stock and 4,619 shares that can be acquired pursuant to stock options within 60 days of September 30, 2025.

Quorum

The presence in person or by proxy of holders of a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies.

Votes Required

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR ALL nominees proposed by the Board, to WITHHOLD for ALL nominees or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.

As to the ratification of the appointment of Bonadio & Co., LLP as our independent registered public accounting firm for the year ending June 30, 2026, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The ratification of this matter shall be determined by a majority of the votes cast at the annual meeting, without regard to broker non-votes or proxies marked ABSTAIN.

Effect of Not Casting Your Vote

If you hold your shares in “street name,” you are considered the beneficial owner of your shares and your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form provided by your broker, bank or other holder of record that accompanies your proxy materials. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors. Current regulations restrict the ability of your bank, broker or other holder of record to vote your shares in the election of directors and certain other matters on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank, broker or other holder of record on how to vote in the election of directors, no votes will be cast on your behalf. These are referred to as “broker non-votes.” Your bank, broker or other holder of record, however, does continue to have discretion to vote any shares for which you do not provide instructions on how to vote on the ratification of the appointment of the independent registered public accounting firm. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

Participants in the Marathon Bank Employee Stock Ownership Plan or the Marathon Bank 401(k) Plan

If you participate in the Marathon Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a Voting Instruction Card for the ESOP that reflects all of the shares you may direct the trustee to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the proportionate interest of shares of our common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of our common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.

In addition, participants in the Marathon Bank 401(k) Plan (“401(k) Plan”) who have assets invested in Marathon Bancorp, Inc. common stock will receive a Voting Instruction Card that allows them to direct the 401(k) Plan trustee to vote their shares held by the 401(k) Plan. If a participant does not direct the 401(k) Plan trustee as to how to vote his or her shares in the 401(k) Plan, the 401(k) Plan trustee, subject to the exercise of its fiduciary responsibilities, will vote such interest in the same proportion as it has received voting instructions from other 401(k) Plan participants. The deadline for returning your ESOP Voting Instruction Card and/or 401(k) Voting Instruction Card, or voting via Internet or mobile device with respect to shares held in the ESOP and/or 401(k) Plan, is Tuesday, November 11, 2025 at 5:00 p.m. Central time.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is comprised of five members. Our Bylaws provide that directors are divided into three classes as nearly equal in number as possible, with one class of directors elected annually. Two directors have been nominated for election at the annual meeting to serve until their respective successors shall have been elected and qualified. The Board of Directors has nominated Ann M. Werth and Timothy R. Wimmer to serve as directors for a three-year term. Each nominee is currently a director of Marathon Bancorp, Inc.

The following sets forth certain information regarding the nominees, the other current members of our Board of Directors, including the terms of office of board members, and our executive officers who are not directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the annual meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee or continuing director and any other person pursuant to which such nominee or continuing director was selected. Age information is as of June 30, 2025, and term as a director includes service with Marathon Bank.

With respect to directors and the nominees, the biographies contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director. Each director of Marathon Bancorp, Inc. is also a director of Marathon Bank.

Directors

The nominees for director for a term ending following the fiscal year ending June 30, 2028:

Ann M. Werth was appointed a member of the Marathon Bancorp, Inc. and Marathon Bank Boards of Directors on June 28, 2022. She is currently retired. Ms. Werth was the Interim Economic Development Manager for the City of Wausau, Wisconsin in 2020 and served as the Community and Economic Development Director of the City of Wausau, Wisconsin from 2009 to 2016. She was instrumental in the development of the Wausau River District and the commercial and retail development of downtown Wausau.   Ms. Werth is a lifelong Wausau resident and has focused on community and economic development for the past 30 years and serves as a Board Member of the Community Foundation of North Central Wisconsin. Ms. Werth’s extensive knowledge of the Wausau community and community development in general was a contributing factor in her appointment and nomination to the Board. Age 72.

Timothy R. Wimmer has served as a member on the Marathon Bank board of directors since 2015 and has been a member of the board of directors of Marathon Bancorp, Inc. from inception in 2020. Since 2011 he has been the head of RE/MAX Excel’s commercial division and broker for Transworld Business Advisors located in Wausau, Wisconsin specializing in acquisitions, dispositions, leasing, property management and business brokerage throughout the State of Wisconsin. Prior to being a director with Marathon Bank, Mr. Wimmer owned and operated several small businesses in the central Wisconsin area in various industries including construction, retail, restaurant, and service business. He maintains involvement in the community and has previously served on the board of directors for the Wausau School Foundation, Wausau Area Youth Football, Marathon County Youth Hockey, Granite Peak Ski Team, and Wausau Area Convention and Visitors Bureau.  Mr. Wimmer’s experience as a small business owner gives him extensive insight into the customers who live in our market areas and economic developments affecting the communities in which we operate, as well as the challenges facing small businesses in our market area. Age 61.

The following directors of Marathon Bancorp, Inc. have terms ending following the fiscal year ending June 30, 2026:

Amy Zientara joined Marathon Bank’s board of directors in 2009 and currently serves as its Chairwoman of the Board. She has been a member of the board of directors of Marathon Bancorp, Inc. from inception in 2020. Ms. Zientara is the Commercial Property Manager for the Dudley Tower in downtown Wausau, Wisconsin, a position she has held since 2006. She specializes in lease negotiation, building operations and tenant relations. She has served in several capacities throughout the Wausau area including Executive Director of Wausau Area Events and the Executive Director of Main Street Wausau. Her efforts resulted in the creation of the first Business Improvement District in the City of Wausau and also led the way for the revitalization of the downtown business district. Ms. Zientara was involved with many community organizations over the course of her career, including leadership groups and other non-profits. Ms. Zientara brings the board of directors a unique perspective of the community in areas of economic development, residential housing and commercial opportunities. Age 54.

Nicholas W. Zillges has been the President and Chief Executive Officer and a director of Marathon Bank since 2014. He has been a member of the board of directors of Marathon Bancorp, Inc. from inception in 2020. Mr. Zillges has been involved in the banking industry for over 27 years, including serving in various executive management roles at other financial institutions. Mr. Zillges’ managerial experience and knowledge of commercial banking, risk management and growth strategies provides the board with a perspective on the day-to-day operations of Marathon Bank and assists the board with assessing trends and developments in the financial services industry. Age 49.

The following director of Marathon Bancorp, Inc. has a term ending following the fiscal year ending June 30, 2027:

Thomas Grimm joined the board of directors of Marathon Bank in 2019 and has been a member of the board of directors of Marathon Bancorp, Inc. from inception in 2020. Prior to joining the board, Mr. Grimm retired as a partner at CliftonLarsonAllen, LLP and served as a partner at Schenck SC, a CPA firm (acquired by CliftonLarsonAllen, LLP) from 2011 through 2019. He is a Certified Public Accountant and a member of the WICPA and the AICPA. His areas of expertise include federal and state income tax. Mr. Grimm was previously a member of numerous non-profit boards and now serves as the Past President of the Woodson YMCA board of directors in Wausau as well as a member on the board of directors of the Entrepreneurial & Education Center. Mr. Grimm’s diverse background and broad experience in public accounting enhances our board of directors’ oversight of financial reporting and disclosure issues, and he qualifies as an audit committee financial expert. Age 68.

Executive Officers Who Are Not Directors

Nora Spatz, age 69, is the Executive Vice President and Chief Administrative Officer of Marathon Bank and Marathon Bancorp, Inc. and has over 35 years of banking experience. Ms. Spatz has been at Marathon Bank since 1986, serving in various management positions in areas such as compliance and administration.

Michelle Knopf, age 56, has been Executive Vice President and Chief Operating Officer of Marathon Bank since June 2024. She was formerly Executive Vice President and Director of Mortgage Services of Marathon Bank from July 2021 until June 2024. She was also formerly the Senior Vice President and Senior Loan Officer of Marathon Bank from July 2018 until July 2021. She previously was Vice President and Senior Loan Officer at Intercity State Bank from October 2006 until July 2018 and prior to that Vice President – Loan Officer from 1998 until 2006. Ms. Knopf has over 20 years of banking experience.

Joy Selting-Buchberger, age 57, has been the Senior Vice President and Chief Financial Officer of Marathon Bank since 2015. She is also the Chief Financial Officer of Marathon Bancorp, Inc. Prior to that, she served as Vice President, Treasurer and Assistant Treasurer of Marathon Bank. Ms. Selting-Buchberger has been with Marathon Bank since 1999.

Terry Cornish, age 57, has been the Senior Vice President and Chief Credit Officer of Marathon Bank since July 2019. Previously he was Vice President and Senior Credit Analyst beginning in 2015. Mr. Cornish has been with Marathon Bank since 2014. Mr. Cornish has over 20 years of credit experience.

Board Independence

The Board of Directors has determined that each of our directors, with the exception of President and Chief Executive Officer Nicholas W. Zillges, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Mr. Zillges is not considered independent because he is an executive officer of Marathon Bancorp, Inc. and Marathon Bank. In determining the independence of our directors, the board of directors considered relationships between Marathon Bank and our directors that are not required to be reported under “—Transactions With Certain Related Persons,” below, consisting of deposit accounts and loans that our directors maintain at Marathon Bank.

Board Leadership Structure and Risk Oversight

The Board of Directors currently separates the positions of Chairwoman of the Board and Chief Executive Officer. Our Board of Directors is chaired by Amy Zientara, who is an independent director. This ensures a greater role for the independent directors in the oversight of Marathon Bancorp, Inc. and Marathon Bank and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. To assure effective independent oversight, the Board has adopted a number of governance practices, including holding executive sessions of the independent directors at least twice a year or more often as needed. In addition, the Compensation Committee, which consists only of independent directors, evaluates the performance of our President and Chief Executive Officer. The Board of Directors recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure.

The Board of Directors is actively involved in oversight of risks that could affect Marathon Bancorp, Inc. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors also satisfies this responsibility through reports by the committee chair of all board committees regarding the committees’ considerations and actions, through review of minutes of committee meetings and through regular reports directly from officers responsible for oversight of particular risks within Marathon Bancorp, Inc.  Risks relating to the direct operations of Marathon Bank are further overseen by the Board of Directors of Marathon Bank, all of whom are the same individuals who serve on the Board of Directors of Marathon Bancorp, Inc.  The Board of Directors of Marathon Bank also has additional committees that conduct risk oversight. All committees are responsible for the establishment of policies that guide management and staff in the day-to-day operation of Marathon Bancorp, Inc. and Marathon Bank such as lending, risk management, asset/liability management, investment management and others.

References to our Website Address

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules.  These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Delinquent Section 16(a) Reports

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports required to be filed for the year ended June 30, 2025, we believe that no executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports on a timely basis.

Code of Ethics for Senior Officers

Marathon Bancorp, Inc. has adopted a Code of Ethics for Senior Officers that applies to Marathon Bancorp, Inc.’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics for Senior Officers is available on our website at marathonbancorp.com/governance. Amendments to and waivers from the Code of Ethics for Senior Officers will also be disclosed on our website.

Policy on Insider Trading

Marathon Bancorp, Inc. has adopted a Policy on Insider Trading governing the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees as well as by Marathon Bancorp, Inc. itself that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq exchange listing standards. A copy of our Policy on Insider Trading was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended June 30, 2025.

Anti-Hedging Policy

Marathon Bancorp, Inc.’s anti-hedging and anti-pledging provisions are covered in its Insider Trading Policy. Under the policy, directors and executive officers are prohibited from engaging in short sales of Marathon Bancorp, Inc. stock, and unless specifically approved by the Board of Directors, from engaging in transactions in publicly-traded options, such as puts, calls and other derivative securities based on Marathon Bancorp, Inc. stock including any hedging, monetization or similar transactions designed to decrease the risks associated with holding Marathon Bancorp, Inc. stock. The Board of Directors has not approved and does not intend to approve such a program. In addition, directors and executive officers are generally prohibited from pledging Marathon Bancorp, Inc. stock as collateral for any loan or holding Marathon Bancorp, Inc. stock in a margin account. The Board of Directors may approve an exception to this policy for a pledge of Marathon Bancorp, Inc. stock as collateral for a loan from a third party (not including margin debt) where the borrower clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. The Board of Directors has not approved any such exception to its policy.

Policies and Practices Related to the Grant of Certain Equity Awards

While Marathon Bancorp, Inc. does not have a formal policy or obligation that requires it to grant or award equity-based compensation on specific dates, the Compensation Committee and the Board of Directors have a historical practice of not granting stock options to executive officers during closed quarterly trading windows as determined under Marathon Bancorp, Inc.’s Policy on Insider Trading. Consequently, Marathon Bancorp, Inc. has not granted, and does not expect to grant, any stock options to any named executive officers during the four business days preceding, and one business day following, the filing with the SEC of any report on Forms 10-K, 10-Q or 8-K that discloses material non-public information. The Compensation Committee and the Board of Directors do not take material non-public information into account when determining the timing of equity awards and do not time the disclosure of material non-public information to impact the value of executive compensation.

Attendance at Annual Meetings of Stockholders

Marathon Bancorp, Inc. does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. Five members of Marathon Bancorp, Inc.’s Board of Directors attended the 2024 Annual Meeting of Stockholders.

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Marathon Bancorp, Inc., 500 Scott Street, Wausau, Wisconsin 54403, Attention: Board of Directors. The letter should indicate that the sender is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly (for example, where it is a request for information about Marathon Bancorp, Inc. or it is a stock-related matter). The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors on request.

Meetings and Committees of the Board of Directors

The business of Marathon Bancorp, Inc. is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the Nasdaq Stock Market) meet in executive sessions. The standing committees of the Board of Directors of Marathon Bancorp, Inc. are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

The Board of Directors of Marathon Bancorp, Inc. held 11 regular meetings during the year ended June 30, 2025. Marathon Bank held 12 regular meetings and two special meetings during the year ended June 30, 2025. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods that he or she served).

Audit Committee. The Audit Committee is comprised of Directors Grimm, Werth, Wimmer and Zientara, each of whom is “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing standards. Director Zientara serves as chair of the Audit Committee. The Board of Directors has determined that Director Grimm qualifies as an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules. The Audit Committee met 11 times during the year ended June 30, 2025.

The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The committee also receives and reviews the reports and findings and other information presented to them by Marathon Bancorp, Inc.’s officers regarding financial reporting policies and practices. The Audit Committee also reviews the performance of Marathon Bancorp, Inc.’s independent registered public accounting firm, the internal audit function and oversees policies associated with financial risk assessment and risk management. The Audit Committee selects the independent registered public accounting firm and meets with them to discuss the results of the annual audit and any related matters. Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at marathonbancorp.com/governance.

Compensation Committee. The Compensation Committee is comprised of Directors Grimm, Werth, Wimmer and Zientara each of whom is “independent” in accordance with applicable Nasdaq listing standards. Director Zientara serves as chair of the Compensation Committee. No member of the Compensation Committee is a current or former officer or employee of Marathon Bancorp, Inc. or Marathon Bank. The Compensation Committee met four times during the year ended June 30, 2025.

The Compensation Committee is responsible for establishing the compensation philosophy, developing compensation guidelines, establishing (or recommending to the entire Board of Directors) the compensation of the Chief Executive Officer and the other executive officers. No executive officer who is also a director participates with respect to decisions on his or her compensation.

During the year ended June 30, 2025, the Compensation Committee did not utilize the services of a compensation consultant.

The Compensation Committee operates under a written charter which is available on our website at marathonbancorp.com/governance. This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that not only compensates senior management but also aligns the interests of senior management with those of our stockholders.

Our goal is to determine appropriate compensation levels that will enable us to meet the following objectives:

●	to attract, retain and motivate an experienced, competent executive management team;

●	to reward the executive management team for the enhancement of stockholder value based on our annual earnings performance and the market price of our stock;

●	to provide compensation rewards that are adequately balanced between short-term and long-term performance goals; and

●	to maintain compensation levels that are competitive with other financial institutions, particularly those in our peer group based on asset size and market area.

The Compensation Committee considers a number of factors in their decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of Marathon Bancorp, Inc. and a peer group analysis of compensation paid at institutions of comparable size and complexity. The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer.

The base salary levels for our executive officers are set to reflect the duties and levels of responsibilities inherent in the position and to reflect competitive conditions in the banking business in Marathon Bancorp, Inc.’s market area. Comparative salaries paid by other financial institutions are considered in establishing the salary for our executive officers. The Compensation Committee has utilized bank compensation surveys compiled by the American Bankers Association. In setting the base salaries, the Compensation Committee also considers a number of factors relating to the executive officers, including individual performance, job responsibilities, experience level, ability and knowledge of the position. These factors are considered subjectively and none of the factors are accorded a specific weight.

Nominating and Corporate Governance Committee. In connection with the completion of Marathon Bancorp, Inc.’s conversion to a stock holding company, the Board of Directors established a separate standing Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised of Directors Grimm, Werth, Wimmer and Zientara each of whom is “independent” in accordance with applicable Nasdaq listing standards. Director Werth serves as chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for the identification, evaluation, recruitment and selection of qualified directors. The Nominating and Corporate Governance Committee met one time during the year ended June 30, 2025. The Nominating and Corporate Governance Committee operates under a written charter which is available on our website at marathonbancorp.com/governance.

The committee does not have a formal policy or specific guidelines regarding diversity among board members. However, the Board of Directors seeks members who represent a mix of backgrounds that will reflect the diversity of our stockholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions. As the holding company for a community bank, the Board of Directors also seeks directors who can continue to strengthen Marathon Bank’s position in its community and can assist Marathon Bank with business development through business and other community contacts.

The committee considers the following criteria in evaluating and selecting candidates for nomination:

●	Contribution to Board – Marathon Bancorp, Inc. endeavors to maintain a Board of Directors that possesses a wide range of abilities. Thus, the committee will assess the extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board of Directors. The committee will also take into consideration the number of public company boards of directors, other than Marathon Bancorp, Inc.’s, and committees thereof, on which the candidate serves. The committee will consider carefully the time commitments of any candidate who would concurrently serve on the boards of directors of more than two public companies other than Marathon Bancorp, Inc., it being the policy of Marathon Bancorp, Inc. to limit public company directorships to two companies other than Marathon Bancorp, Inc.

●	Experience – Marathon Bancorp, Inc. is the holding company for an insured depository institution. Because of the complex and heavily regulated nature of Marathon Bancorp, Inc.’s business, the committee will consider a candidate’s relevant financial, regulatory and business experience and skills, including the candidate’s knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand fundamental financial statements, as well as real estate and legal experience.

●	Familiarity with and Participation in Local Community – Marathon Bancorp, Inc. is a community-orientated organization that serves the needs of local consumers and businesses. In connection with the local character of Marathon Bancorp, Inc.’s business, the committee will consider a candidate’s familiarity with Marathon Bancorp, Inc.’s market area (or a portion thereof), including without limitation the candidate’s contacts with and knowledge of local businesses operating in Marathon Bancorp, Inc.’s market area, knowledge of the local real estate markets and real estate professionals, experience with local governments and agencies and political activities, and participation in local business, civic, charitable or religious organizations.

●	Integrity – Due to the nature of the financial services provided by Marathon Bancorp, Inc. and its subsidiaries, Marathon Bancorp, Inc. is in a special position of trust with respect to its customers. Accordingly, the integrity of the Board of Directors is of utmost importance to developing and maintaining customer relationships. In connection with upholding that trust, the committee will consider a candidate’s personal and professional integrity, honesty and reputation, including, without limitation, whether a candidate or any entity controlled by the candidate is or has in the past been subject to any regulatory orders, involved in any regulatory or legal action, or been accused or convicted of a violation of law, even if such issue would not result in disqualification for service under Marathon Bancorp, Inc.’s Bylaws.

●	Stockholder Interests and Dedication – A basic responsibility of directors is the exercise of their business judgment to act in what they reasonably believe to be in the best long-term interests of Marathon Bancorp, Inc. and its stockholders. In connection with such obligation, the committee will consider a candidate’s ability to represent the best long-term interests of Marathon Bancorp, Inc. and its stockholders, including past service with Marathon Bancorp, Inc. or Marathon Bank and contributions to their operations, the candidate’s experience or involvement with other local financial services companies, the potential for conflicts of interests with the candidate’s other pursuits, and the candidate’s ability to devote sufficient time and energy to diligently perform his or her duties, including the candidate’s ability to personally attend board and committee meetings.

●	Independence – The committee will consider the absence or presence of material relationships between a candidate and Marathon Bancorp, Inc. (including those set forth in applicable listing standards) that might impact objectivity and independence of thought and judgment. In addition, the committee will consider the candidate’s ability to serve on any Board committees that are subject to additional regulatory requirements (e.g. Securities and Exchange Commission regulations and Nasdaq listing standards).

●	Gender and Ethnic Diversity – Marathon Bancorp, Inc. understands the importance and value of gender and ethnic diversity on a Board of Directors and will consider highly qualified women and individuals from minority groups to include in the pool from which candidates are chosen.

●	Additional Factors – The committee will also consider any other factors it deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of Marathon Bancorp, Inc.’s stockholders, employees, customers and communities. The committee also may consider the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee expertise.

The committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee meeting attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to Marathon Bancorp, Inc.’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the committee decides not to re-nominate a member for re-election, the committee would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.

During the year ended June 30, 2025 we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

The Board of Directors may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 500 Scott Street, Wausau, Wisconsin 54403. The Board of Directors has adopted a procedure by which stockholders may recommend nominees to the Board of Directors. Stockholders who wish to recommend a nominee must write to Marathon Bancorp, Inc.’s Corporate Secretary and such communication must include:

●	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Board of Directors;

●	The name and address of the stockholder as they appear on Marathon Bancorp, Inc.’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

●	The class or series and number of shares of Marathon Bancorp, Inc.’s capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;

●	A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

●	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

●	The name, age, personal and business address of the candidate and the principal occupation or employment of the candidate;

●	The candidate’s written consent to serve as a director;

●	A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on Marathon Bancorp, Inc.’s Board of Directors; and

●	Such other information regarding the candidate or the stockholder as would be required to be included in Marathon Bancorp, Inc.’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A.

To be timely, the submission of a candidate for director by a stockholder must be received by the Corporate Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders. If (i) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (ii) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, a stockholder’s submission of a candidate shall be timely if delivered or mailed to and received by the Corporate Secretary of Marathon Bancorp, Inc. no later than the 10th day following the day on which public disclosure (by press release issued through a nationally recognized news service, a document filed with the Securities and Exchange Commission, or on a website maintained by Marathon Bancorp, Inc.) of the date of the annual meeting is first made.

Submissions that are received and that satisfy the above requirements are forwarded to the Board of Directors for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

There is a difference between the recommendations of nominees by stockholders pursuant to this policy and a formal nomination (whether by proxy solicitation or in person at a meeting) by a stockholder. Stockholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of Marathon Bancorp, Inc. See “Stockholder Proposals and Nominations.”

Audit Committee Report

The Audit Committee has issued a report that states as follows:

●	We have reviewed and discussed with management our audited consolidated financial statements for the year ended June 30, 2025.

●	We have discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

●	We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2025 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Marathon Bancorp, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Thomas Grimm

Ann M. Werth

Timothy R. Wimmer

Amy Zientara (Chair)

Transactions With Certain Related Persons

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Marathon Bank. The Sarbanes-Oxley Act does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to Marathon Bank’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

All loans made by Marathon Bank to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to Marathon Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. Marathon Bank is in compliance with federal regulations with respect to its loans and extensions of credit to executive officers and directors. We did not have any outstanding loans to our executive officers and directors at June 30, 2025. We have not had any transaction or series of transactions, or business relationships, nor are any such transactions or relationships proposed, in which the amount involved exceeds $120,000 and in which our directors or executive officers have a direct or indirect material interest.

Pursuant to our Policy and Procedures for Approval of Related Person Transactions, the Audit Committee periodically reviews, no less frequently than twice a year, a summary of transactions in excess of $25,000 with our directors, executive officers, and their family members, for the purpose of determining whether the transactions are within our policies and should be ratified and approved. Additionally, pursuant to our Code of Business Conduct and Ethics, all of our executive officers and directors must disclose any personal or financial interest in any matter that comes before Marathon Bancorp, Inc.

Executive Compensation

Summary Compensation Table. The table below summarizes the total compensation paid to or earned by our President and Chief Executive Officer and our two other most highly compensated executive officers for the year ended June 30, 2025. Each individual listed in the table below is referred to as a “named executive officer.”

Summary Compensation Table
	Year Ended	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
Name and Principal Position	June 30,	($)	($)(1)	($)	($)	($)(2)	($)
Nicholas W. Zillges,	2025	346,500	173,250	—	—	53,524	573,274
President and Chief Executive Officer	2024	330,000	—	—	—	41,628	371,628

Joy Selting-Buchberger,	2025	133,900	30,000	—	—	15,230	179,130
Senior Vice President and Chief Financial Officer	2024	130,000	5,000	—	—	12,811	147,811

Michelle Knopf,	2025	150,000	15,000	—	—	23,920	188,920
Executive Vice President and Chief Operating Officer	2024	137,000	5,000	—	—	10,701	152,701

(1)	Payments were earned in accordance with Marathon Bank’s short-term bonus program as described below.
(2)	Includes contributions to Marathon Bank’s 401(k) plan in fiscal 2025 of $20,498 for Mr. Zillges, $11,418 for Ms. Selting-Buchberger and $9,709 for Ms. Knopf. Includes ESOP allocations in fiscal 2025 of $9,026 for Mr. Zillges, $3,812 for Ms. Selting-Buchberger and $4,011 for Ms. Knopf. In addition, Mr. Zillges was reimbursed $24,000 for automobile expenses in fiscal 2025. In addition, Ms. Knopf was reimbursed $10,200 for automobile expenses in fiscal 2025.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of June 30, 2025 for the named executive officers. All equity awards reflected in this table were granted pursuant to our 2022 Equity Incentive Plan, described below.

	Option awards(6)						Stock awards(6)
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(5)
Nicholas W. Zillges	2,999	4,498	(1)	—	6.48	5/16/2033	—		—
	17,966	11,997	(2)	—	8.13	6/28/2032	5,999	(3)	59,750
Joy Selting-Buchberger	1,921	2,882	(1)	—	6.48	5/16/2033	411	(4)	4,094
	3,599	2,399	(2)	—	8.13	6/28/2032	2,399	(3)	23,894
Michelle Knopf	1,921	2,882	(1)	—	6.48	5/16/2033	411	(4)	4,094
	2,699	1,799	(2)	—	8.13	6/28/2032	1,199	(3)	11,942

(1)	Options vest in five equal annual installments commencing on May 16, 2024.
(2)	Options vest in five equal annual installments commencing on June 28, 2023.
(3)	Stock awards vest in five equal annual installments commencing on June 28, 2023.
(4)	Stock awards vest in five equal annual installments commencing on May 16, 2024.
(5)	Based on the $9.96 per share trading price of Marathon Bancorp, Inc. common stock on June 30, 2025.
(6)	Option amounts, share amounts and the option exercise prices have been restated to give retroactive recognition to the 1.3728 exchange ratio applied in the conversion offering.

2022 Equity Incentive Plan.   Marathon Bancorp, Inc. has adopted the Marathon Bancorp, Inc. 2022 Equity Incentive Plan (“Equity Plan”), which was approved by stockholders in May 2022. Employees and directors of Marathon Bancorp, Inc., Marathon Bank and their subsidiaries are eligible to receive awards under the Equity Plan, except that non-employees may not be granted incentive stock options.  Subject to permitted adjustments for certain corporate transactions, the Equity Plan authorizes the issuance or delivery to participants of up to 209,960 shares of Marathon Bancorp, Inc. common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock units. Of this number, the maximum number of shares of Marathon Bancorp, Inc. common stock that may be issued under the Equity Plan pursuant to the exercise of stock options is 149,971 shares, and the maximum number of shares of Marathon Bancorp, Inc. common stock that may be issued as restricted stock awards or restricted stock units is 59,988 shares. A total of 59,573 restricted stock shares and 143,962 stock options were awarded by the Compensation Committee under the Equity Plan as of June 30, 2025. The stock option and restricted stock awards granted to named executive officers and directors will vest 20% each year over a five-year period. Notwithstanding the foregoing, the vesting of these awards would accelerate upon death, disability or involuntary termination of employment on or following a change in control.

Agreements and Benefit Plans

Employment Agreement with Nicholas W. Zillges.  On April 14, 2021, Marathon Bank entered into an employment agreement with Nicholas W. Zillges, President and Chief Executive Officer. The term of the employment agreement is for three years, which automatically extends for an additional year on January 1 of each year unless either Marathon Bank or Mr. Zillges give notice no later than 30 days before the renewal date that the term will not be renewed.

The employment agreement specifies Mr. Zillges’ base salary, which the Compensation Committee may increase, but not decrease. Mr. Zillges’ base salary increases automatically at a minimum 5% per year. In addition, the employment agreement provides that Mr. Zillges will be eligible to participate in any bonus plan or arrangement of Marathon Bank in which senior management is eligible to participate and/or may receive a bonus on a discretionary basis, as determined by the Compensation Committee. Specifically, Mr. Zillges will be eligible to participate in Marathon Bank’s short-term bonus program, pursuant to which he will be entitled to a target bonus opportunity equal to at least 50% of base salary. Mr. Zillges is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of Marathon Bank and the reimbursement of reasonable travel and other business expenses incurred in the performance of his duties with Marathon Bank, including use of bank-owned country club membership available to executive officers and reimbursement of expenditures primarily related to business travel from our headquarters to Milwaukee, such as automobile expenses, for which Mr. Zillges is reimbursed $2,000 per month, and lodging.

Marathon Bank may terminate Mr. Zillges’ employment, or Mr. Zillges may resign, at any time with or without good reason. In the event of Mr. Zillges’ termination without cause (other than due to death or disability) or voluntary resignation for good reason (a “qualifying termination”), Marathon Bank would pay Mr. Zillges a gross severance payment equal to two times the sum of his base salary and highest target bonus opportunity during the three most recently completed performance periods prior to his date of termination. One-half of the gross severance payment would be paid in a cash lump sum payment within 60 days of the date of termination, and the remaining one-half of the gross severance payment would be payable in equal installments for 24 months in accordance with the regular payroll practices of Marathon Bank. In addition, Mr. Zillges would receive up to 12 monthly COBRA premium reimbursement payments, including a tax-gross up payment to ensure the full amount of the reimbursement payment would have been received if it had not been taxable, to the extent COBRA coverage is elected.

In the event of Mr. Zillges’ qualifying termination on or within two years after the effective time of a change in control of Marathon Bancorp, Inc. or Marathon Bank, he would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a gross cash severance payment equal to three times the sum of his base salary as of his date of termination (or immediately prior to the change in control, if higher) and highest target bonus opportunity in any of the three most recently completed performance periods prior to the change in control, payable in a lump sum within 60 days of the date of termination. In addition, Mr. Zillges would receive up to 18 monthly COBRA premium reimbursement payments, including a tax-gross up payment to ensure the full amount of the reimbursement payment would have been received if it had not been taxable, to the extent COBRA coverage is elected.

Upon termination of employment (other than a termination on or after a change in control), Mr. Zillges will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in his employment agreement.

Change in Control Agreements.  Marathon Bank entered into individual change in control agreements with its four other executive officers, including Joy Selting-Buchberger, Senior Vice President and Chief Financial Officer, and Michelle Knopf, Executive Vice President and Chief Operating Officer. The change in control agreements have one-year terms that automatically renew for an additional year on January 1 of each year unless either Marathon Bank or the executive gives notice no later than 60 days before such renewal date that term will not be renewed. Notwithstanding the foregoing, if Marathon Bancorp, Inc. or Marathon Bank enters into a transaction that would be considered a change in control as defined under the agreements, the term of the agreements would extend automatically so that they would expire no less than one year beyond the effective date of the change in control.

In the event of the executive’s involuntary termination of employment (other than for cause, disability or death) or voluntary resignation for “good reason” on or after the effective date of a change in control of Marathon Bancorp, Inc. or Marathon Bank, each executive would be entitled to a severance payment equal to one times the sum of the executive’s base salary in effect as of the date of termination (or immediately prior to the change in control, if higher) and the highest target bonus opportunity in any of the three most recently completed performance periods prior to the change in control. Such payment is payable in a lump sum within 30 days following the executive’s date of termination. In addition, each executive would receive up to 12 monthly COBRA premium reimbursement payments, including a tax-gross up payment to ensure the full amount of the reimbursement payment would have been received if it had not been taxable, to the extent COBRA coverage is elected.

Bonus Program. For the year ended June 30, 2025, Mr. Zillges, Ms. Selting-Buchberger and Ms. Knopf received bonuses of $173,250, $30,000 and $15,000, respectively. While strict numerical formulas were not used to quantify these bonus payments, the board of directors assessed the performance of the named executive officers related to certain corporate performance objectives of Marathon Bank, such as the successful completion of the second-step conversion and stock offering, continued strength of our asset quality, growth of net income, and reduction in the risk associated with our loan portfolio.

401(k) Plan. Marathon Bank maintains the Marathon Bank 401(k) Plan, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). The named executive officers are eligible to participate in the 401(k) Plan just like other employees. An employee is eligible to enter the plan on January 1st, April 1st, July 1st, or October 1st following their date of employment; provided the employee is at least 19 years of age.

Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, the maximum amount as permitted by the Internal Revenue Code. For 2025, the salary deferral contribution limit is $23,500, provided, however, that a participant over age 50 may contribute an additional $7,500 to the 401(k) Plan for a total of $31,000. A participant is always 100% vested in his or her salary deferral contributions. Marathon Bank also currently provides participants with matching contributions and a safe harbor profit sharing contribution to active participants in the 401(k) plan. Marathon Bank has established an employer stock fund in the 401(k) Plan so that participants can acquire an interest in the common stock of Marathon Bancorp, Inc. through their accounts in the 401(k) Plan. Expense recognized in connection with the 401(k) Plan totaled $162,758, which includes $30,583 for plan administration and $132,175 in matching/safe harbor contributions for the year ended June 30, 2025.

Employee Stock Ownership Plan. Marathon Bank maintains an employee stock ownership plan (the “ESOP”) for eligible employees. Eligible employees who have attained age 21 on the first entry date commencing on or after the eligible employee’s completion of one year of service. The named executive officers are eligible to participate in the ESOP just like other eligible employees.

The ESOP trustee holds shares of Marathon Bancorp, Inc. common stock in an unallocated suspense account purchased with the proceeds of a loan from Marathon Bancorp, Inc. As the loan is repaid, principally through Marathon Bank’s discretionary contributions to the ESOP and any dividends payable on common stock held by the ESOP, over the 25-year term of the loan, the shares are released from the suspense account and allocated to participants’ accounts on the basis of each participant’s proportional share of plan compensation relative to all participants. A participant becomes 100% vested in his or her account balance after three years of service. Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the ESOP. Generally, participants will receive distributions from the ESOP upon separation from service in accordance with the terms of the plan document. The ESOP reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

Directors’ Compensation

The following table sets forth for the year ended June 30, 2025 certain information as to the total remuneration we paid to our directors. Mr. Zillges did not receive director fees for the year ended June 30, 2025.

Director Compensation Table For the Year Ended June 30, 2025
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Thomas Grimm	24,100	—	—	—	24,100
Ann M. Werth	24,100	—	—	—	24,100
Timothy R. Wimmer	24,100	—	—	—	24,100
Amy Zientara	24,100	—	—	—	24,100

(1)	The outstanding aggregate number of option awards for each non-employee director (other than Director Werth) as of June 30, 2025 was 7,498. The outstanding aggregate number of stock awards for each non-employee director (other than Director Werth) as of June 30, 2025 was 1,199 shares. Director Werth held 2,998 stock option awards and 1,562 stock awards at June 30, 2025. Share and option amounts have been adjusted to reflect the 1.3728 exchange ratio applied in the conversion offering.
(2)	Perquisites and personal benefits for each director did not exceed, in the aggregate, $10,000.

Director Fees

Non-employee directors of Marathon Bank are currently paid $2,000 per month as a director. Each non-employee director also received a $100 bonus cash payment during fiscal 2025. No additional fees are paid for attending committee meetings.

Each person who serves as a director of Marathon Bank also serves as a director of Marathon Bancorp, Inc. and will initially earn a monthly fee only in his or her capacity as a board member of Marathon Bank.

2022 Equity Incentive Plan. Our directors are eligible to participate in the Equity Plan and received grants in 2022. The Equity Plan is described under “Executive Compensation—2022 Equity Incentive Plan” above.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of Marathon Bancorp, Inc. has approved the engagement of Bonadio & Co., LLP to be our independent registered public accounting firm for the year ending June 30, 2026, subject to the ratification of the engagement by our stockholders. At the annual meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of Bonadio & Co., LLP for the year ending June 30, 2026. A representative of Bonadio & Co., LLP is expected to be present at the annual meeting via telephone and may respond to appropriate questions and make a statement if he or she so desires.

Even if the engagement of Bonadio & Co., LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Marathon Bancorp, Inc. and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Bonadio & Co., LLP during the years ended June 30, 2025 and 2024.

	Year Ended June 30, 2025	Year Ended June 30, 2024
Audit Fees	$187,125	$143,375
Audit-Related Fees	$—	$—
Tax Fees	$14,500	$—
All Other Fees	$—	$—

Audit Fees. Audit Fees include the aggregate fees billed for each of the last two fiscal years for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Form 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years. During the year ended June 30, 2025, audit fees also consisted of fees for services related to the “second-step” conversion and the related stock offering, including review of the registration statement and prospectus, the issuance of consents, participation in drafting sessions and the preparation of a comfort letter.

Tax Fees. Tax Fees were for the issuance of a state tax opinion in connection with the “second-step” conversion and the related stock offering.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Bonadio & Co., LLP. The Audit Committee concluded that performing such services does not affect the independence of Bonadio & Co., LLP in performing its function as our independent registered public accounting firm.

The Audit Committee’s current policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre-approved 100% of audit fees and tax fees billed and paid during the fiscal years ended June 30, 2025 and 2024, as indicated in the table above.

The Board of Directors recommends a vote “FOR” the ratification of Bonadio & Co., LLP as independent registered public accounting firm for the year ending June 30, 2026.

STOCKHOLDER PROPOSALS AND NOMINATIONS

In order to be eligible for inclusion in the proxy materials for our 2026 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Marathon Bancorp, Inc.’s executive office, 500 Scott Street, Wausau, Wisconsin 54403, no later than June 17, 2026, which is 120 days prior to the anniversary of the date we expect to mail these proxy materials. If the date of the 2026 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

Under SEC Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the Marathon Bancorp, Inc. annual meeting of stockholders to be held in 2026 must give Marathon Bancorp, Inc. notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting.  This deadline is September 21, 2026.

In addition to the requirement set forth under SEC Rule 14a-19, our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, our Corporate Secretary must receive written notice not earlier than the 120th day nor later than the 110th day prior to date of the annual meeting; provided, however, that in the event the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on the our books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on our Board of Directors; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of our Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation; and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.

The 2026 annual meeting of stockholders is expected to be held November 17, 2026. Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than July 20, 2026 and no later than July 30, 2026. If notice is received before July 20, 2026 or after July 30, 2026, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS

A COPY OF MARATHON BANCORP, INC.’S ANNUAL REPORT FOR THE YEAR ENDED JUNE 30, 2025 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, 500 Scott Street, Wausau, Wisconsin 54403, OR BY CALLING (715) 845-7331.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Marathon Bancorp, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2025 Annual Report are each available on the Internet at www.cstproxy.com/marathon/2025.

By Order of the Board of Directors

Julie D’Acquisto
Corporate Secretary
Wausau, Wisconsin
October 15, 2025

2025 MARATHON BANCORP, INC. FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED Signature________________________________ Signature, if held jointly___________________________________ Date__________, 2025. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 201062 Marathon Bancorp Inc Proxy Card Rev1 Front CONTROL NUMBER Please mark your votes like this X PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. 2. Ratification of the appointment of Bonadio & Co., LLP as independent registered public accounting firm for the year ending June 30, 2026. FOR AGAINST ABSTAIN (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED 1. Election of Directors (1) Ann M. Werth (2) Timothy R. Wimmer FOR ALL Nominees listed to the left WITHHOLD AUTHORITY to vote except as marked to the contrary for all nominees listed to the left. INTERNET www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet, Smartphone or Tablet - QUICK EASY Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Central Time, on November 17, 2025.

2025 FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED MARATHON BANCORP, INC. 201062 Marathon Bancorp Inc Proxy Card Rev1 Back The undersigned hereby appoints Julie D’Acquisto and Nora Spatz, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Marathon Bancorp, Inc., held record by the undersigned at the close of business on September 30, 2025 at the Annual Meeting of Stockholders of Marathon Bancorp, Inc. to be held on November 18, 2025, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side) PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 18, 2025. The 2025 Proxy Statement and our 2025 Annual Report to Stockholders are available at: https://www.cstproxy.com/marathon/2025